Exhibit 23(e)


                        January 21, 1997


Securities and Exchange Commission
Washington, D.C. 20549

Re: Registration Statement on Form S-3 for the registration of $75,000,000 aggregate principal amount of debt securities of Appalachian Power Company

Gentlemen:

     We hereby consent to the reference to Hunter, Smith & Davis
LLP under the caption "Experts" in the prospectus constituting a part of the above-referenced Registration Statement.

                              Sincerely,

                              HUNTER, SMITH & DAVIS

                              /s/ T. Arthur Scott, Jr.

                              T. Arthur Scott, Jr.